EXHIBIT 32(a)

Certification of Principal Executive Officer
Pursuant to Rule 13a-14(b) of the Securities Exchange Act of 1934 and 18 U.S.C. 1350

In connection with the Quarterly Report of MICROS Systems, Inc. (the “Company”) on Form 10-Q (“Form 10-Q”) for the three month period ended September 30, 2009 as filed with the Securities and Exchange Commission on the date hereof, I, A.L. Giannopoulos, Chairman, President and Chief Executive Officer of MICROS Systems, Inc., certify that based on my knowledge:

(1)	The Form 10-Q fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 5, 2009	/s/ A.L. Giannopoulos
A.L. Giannopoulos